Exhibit 99.1
For Immediate Release

Contacts:	Steve Gaut, Public Relations
404-828-8787

Scott Childress, Investor Relations
404-828-7957

UPS RELEASES 2Q 2019 EARNINGS
Operating Profit Up in All Segments

•	2Q19 EPS of $1.94; 2Q19 Adjusted* EPS of $1.96

•	U.S. Daily Volume Grew Over 7%; Next Day Air Volume Soared Over 30%

•	U.S. Operating Profit Increased Nearly 29%; Up 8% on an Adjusted Basis

•	International Boosts Operating Margins to 18.9%; Adjusted Margins of 19%

•	Supply Chain and Freight Operating Profit Increased Nearly 26%; Adjusted Operating Profit Up More Than 10%

•	Cash from Operations of $4.2B; Adjusted Free Cash Flow Near $2.2B

•	UPS reaffirms adjusted full-year diluted EPS in the range of $7.45 to $7.75

ATLANTA - July 24, 2019 - UPS (NYSE:UPS) today announced second-quarter 2019 adjusted earnings per share of $1.96. The company turned the rising demand for next-day service into strong financial results in the U.S. and leveraged asset-light and proven cost management strategies in the International and Supply Chain and Freight segments.

“Our Transformation initiatives are generating greater efficiencies across the network and, when combined with our growth strategies, UPS achieved profit growth in all segments,” said David Abney, UPS chairman and CEO. “We also announced a very extensive roll-out of new products and services such as UPS My Choice for Business, expanded UPS Access Points, and UPS Worldwide Economy, among others, for small- and medium-sized businesses, all designed to generate additional profitable growth.”

Amounts presented on an adjusted basis exclude Transformation strategy costs. Second-quarter 2019 adjusted results exclude a pre-tax charge of $21 million, or $0.02 per share after tax. Second-quarter 2018 adjusted results excluded a pre-tax charge of $263 million, or $0.23 per share after tax, primarily from the UPS Voluntary Retirement Program.

Consolidated Results	2Q 2019	Adjusted 2Q 2019	2Q 2018	Adjusted 2Q 2018
Revenue	$18,048 M		$17,456 M
Net Income	$1,685 M	$1,702 M	$1,485 M	$1,685 M
Diluted Earnings Per Share	$1.94	$1.96	$1.71	$1.94

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* “Adjusted” and “as adjusted” amounts presented in this release are non-GAAP financial measures. See the appendix to this release for a discussion of non-GAAP financial metrics, including a reconciliation to the most closely correlated GAAP measure.

For the total company in 2Q 2019:

•	Consolidated revenue increased 3.4% to $18 billion, driven by gains in average daily volume in the U.S. and higher-quality, currency-neutral revenue in the International segment.

•	Total operating profit grew nearly 21%, and 6.3% on an adjusted basis, with growth in all segments.

•	Total operating margin expanded 170 basis points; adjusted operating margin expanded 30 basis points.

•	Capital expenditures for the year are approximately $2.9 billion to support network enhancements.

•	Year-to-date dividends per share increased 5.5% and the company repurchased 4.8 million shares for approximately $500 million.

U.S. Domestic Segment

The U.S. Domestic segment generated significant volume growth in all products, led by a more than 30% surge in UPS Next Day Air volume. The sharp increase in demand for the company’s next-day services was driven by accelerated delivery requirements from e-commerce shippers.

“Demand for faster delivery is a structural change in our industry,” said Abney. “Anticipating this change, our additional air capacity and modernized network enabled this growth to have a positive impact on profitability and positions UPS well to serve the growing needs of the market.”

Both B2B and B2C shipments grew within the period. In addition, the company added more than 2 million square feet of new, automated sorting capabilities, increasing efficiency benefits and contributing to positive operating leverage.

	2Q 2019	Adjusted 2Q 2019	2Q 2018	Adjusted 2Q 2018
Revenue	$11,150 M		$10,354 M
Operating profit	$1,208 M	$1,226 M	$939 M	$1,135 M

•	Revenue increased $796 million or 7.7% over 2Q 2018, led by increased demand for air services from customers in healthcare and retail.

•	Operating profit increased by 28.6%, or 8% on an adjusted basis.

•	Operating margins were 10.8%, and 11% on an adjusted basis.

•	Network efficiencies continued to reduce the growth in cost per piece, with a steady decline in unit cost growth for the third straight quarter.

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International Segment

International benefitted from its highly flexible network and by targeting growth markets within the company’s diverse revenue base. The segment generated its best second-quarter profit in history and expanded adjusted operating margins while navigating areas of trade uncertainty.

	2Q 2019	Adjusted 2Q 2019	2Q 2018	Adjusted 2Q 2018
Revenue	$3,505 M		$3,602 M
Operating profit	$663 M	$665 M	$618 M	$654M

•	International volume slightly declined due to global macroeconomic pressure and tough year-over-year comparisons, as 2Q 2018 exports grew 9.5%.

•	Total revenue per piece fell less than 1%, but grew nearly 2% when adjusting for currency.

•	International domestic revenue per piece rose 0.3%, an increase of 5.6% on a currency-neutral basis.

•	Operating profit increased more than 7%, or by 1.7% on an adjusted basis.

Supply Chain and Freight Segment

Supply Chain and Freight grew operating profit to more than $270 million, a double-digit increase for the quarter. Successful cost management enabled by the company’s asset-light strategies delivered strong financial results while revenue was pressured by softer trade.

	2Q 2019	Adjusted 2Q 2019	2Q 2018	Adjusted 2Q 2018
Revenue	$3,393M		$3,500 M
Operating profit	$272 M	$273 M	$216 M	$247M

•
Operating margins expanded to 8% on an adjusted and unadjusted basis, due to strong execution, disciplined cost management and strategic initiatives that focus on delivering excellent service levels and growing high-quality revenue from the SMB market.

•	International Air Freight achieved robust profit growth on a decline in tonnage, driven by expanded buy/sell spreads.

•	Coyote and Marken made significant contributions to operating profit.

•	UPS Freight achieved a 3.9% increase in revenue per LTL (less-than-truckload) hundredweight as the unit focused on revenue quality.

Outlook

The company provides guidance on an adjusted (non-GAAP) basis because it is not possible to predict or provide a reconciliation reflecting the impact of future pension mark-to-market adjustments or other unanticipated events, which would be included in reported (GAAP) results and could be material.

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“UPS grew profits across all business segments,” said Richard Peretz, UPS’s chief financial officer. “Our performance was driven by the efficiencies created by investments in our network, the success of ongoing initiatives and our ability to execute in an ever-changing environment. We expect to carry this momentum through the upcoming quarters.”

•	The company’s full-year adjusted diluted EPS will be in the range of $7.45 to $7.75.

•	Adjusted free cash flow for the year is projected to be between $3.5 and $4 billion with potential additional upside from the working capital initiatives.

•	The effective tax rate for the full-year 2019 is estimated to be between 22% and 24%.

•
Third-quarter adjusted EPS is expected to benefit from numerous items including one additional operating day and year-over-year International benefits from 2018 commodities headwinds that should not repeat.

•	Transformation charges and pension MTM are not included in the adjusted guidance.

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Conference Call Information

UPS CEO David Abney and CFO Richard Peretz will discuss second-quarter results with investors and analysts during a conference call at 8:30 a.m. ET, July 24, 2019. That call will be open to others through a live Webcast. To access the call, go to www.investors.ups.com and click on “Earnings Webcast.” Additional financial information is included in the detailed financial schedules being posted on www.investors.ups.com under “Financials” and as filed with the SEC as an exhibit to our Current Report on Form 8-K.

About UPS
UPS (NYSE: UPS) is a global leader in logistics, offering a broad range of solutions including transporting packages and freight; facilitating international trade, and deploying advanced technology to more efficiently manage the world of business. Headquartered in Atlanta, UPS serves more than 220 countries and territories worldwide. UPS was awarded America’s Best Customer Service company for Shipping and Delivery services by Newsweek magazine; Forbes Most Valuable Brand in Transportation; and top rankings on the JUST 100 list for social responsibility, the Dow Jones Sustainability World Index, and the Harris Poll Reputation Quotient, among other prestigious rankings and awards. The company can be found on the web at ups.com or pressroom.ups.com and its corporate blog can be found at longitudes.ups.com. The company’s sustainability eNewsletter, UPS Horizons, can be found at
ups.com/sustainabilitynewsletter. To get UPS news direct, follow @UPS_News on Twitter. To ship with UPS, visit ups.com/ship.

Forward-Looking Statements

Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the intent, belief or current expectations of UPS and its management regarding the company's strategic direction, prospects and future results, involve certain risks and uncertainties.

Certain factors may cause actual results to differ materially from those contemplated by the forward-looking statements, including changes in economic and other conditions in the markets in which we operate, governmental regulations (including tax laws and regulations), our competitive environment, the facts or assumptions underlying our health and pension benefit funding obligations, the results of negotiation and ratification of labor contracts, the impact of any strikes, work stoppages or slowdowns, changes in aviation and motor fuel prices, cyclical and seasonal fluctuations in our operating results, and other risks discussed in the company's Form 10-K and other filings with the Securities and Exchange Commission, which discussions are incorporated herein by reference.

Reconciliation of GAAP and non-GAAP Financial Measures

We supplement the reporting of our financial information determined under generally accepted accounting principles ("GAAP") with certain non-GAAP financial measures, including, as applicable, "as adjusted" operating profit, operating margin, other income (expense), pre-tax income, net income and earnings per share. Additionally, we periodically disclose free cash flow, free cash flow excluding discretionary pension contributions, and capital expenditures excluding principal repayments of capital lease obligations. The equivalent measures determined in accordance with GAAP are also referred to as "reported" or "unadjusted.”

We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Examples of items for which we may make adjustments include but are not limited to: amounts related to mark-to-market gains or losses (non-cash); settlement of contingencies; gains or losses associated with mergers, acquisitions, divestitures and other structural changes; charges related to restructuring programs such as the implementation of our Transformation strategy; asset impairments (non-cash); amounts related to changes in tax regulations or positions; amounts related to changes in foreign currency exchange rates and the impact of any hedging activities; other pension and postretirement related items; and debt modifications.

We believe that these non-GAAP measures provide additional meaningful information to assist users of our financial statements in understanding our financial results, cash flows and assessing our ongoing performance because they exclude items that may not be indicative of, or are unrelated to, our underlying operations and may provide a useful baseline for analyzing trends in our underlying businesses. Management uses these non-GAAP financial measures in making financial, operating and planning decisions. We also use certain of these measures for the determination of incentive compensation awards.

Non-GAAP financial measures should be considered in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP. Our non-GAAP financial information does not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies.

Costs Related to Restructuring Programs; Transformation Strategy Costs

We supplement the presentation of our operating profit, operating margin, pre-tax income, net income and earnings per share with similar non-GAAP measures that exclude the impact of costs related to restructuring programs, including Transformation strategy costs. We believe this adjusted information provides a useful comparison of year-to-year financial performance without considering the short-term impact of restructuring costs. We evaluate our performance on this adjusted basis.

Impact of Changes in Foreign Currency Exchange Rates and Hedging Activities

We supplement the reporting of our revenue, revenue per piece and operating profit with non-GAAP measures that exclude the period-over-period impact of foreign currency exchange rate changes and hedging activities. We believe currency-neutral revenue, revenue per piece and operating profit information allows users of our financial statements to understand growth trends in our products and results. We evaluate the performance of our International Package and Supply Chain and Freight segments on this currency-neutral basis.

Currency-neutral revenue, revenue per piece and operating profit are calculated by dividing current period reported U.S. dollar revenue, revenue per piece and operating profit by the current period average exchange rates to derive current period local currency revenue, revenue per piece and operating profit. The derived amounts are then multiplied by the average foreign exchange rates used to translate the comparable results for each month in the prior year period (including the period over period impact of foreign currency hedging activities). The difference between the current period reported U.S. dollar revenue, revenue per piece and operating profit and the derived current period U.S. dollar revenue, revenue per piece and operating profit is the period over period impact of currency fluctuations.

Free Cash Flow and Adjusted Capital Expenditures

We supplement the reporting of cash flows from operating activities with free cash flow, free cash flow excluding discretionary pension contributions and free cash flow plus principal repayments of capital lease obligations, non-GAAP liquidity measures. We believe these free cash flow measures are important indicators of how much cash is generated by regular business operations and we use them as a measure of incremental cash available to invest in our business, meet our debt obligations and return cash to shareowners. Additionally, we believe that adjusting capital expenditures for principal repayments of capital lease obligations more appropriately reflects the overall cash that we have invested in capital assets. We calculate free cash flow as cash flows from operating activities less capital expenditures, proceeds from disposals of property, plant and equipment, and plus or minus the net changes in finance receivables and other investing activities. Free cash flow excluding discretionary pension contributions adds back any discretionary pension contributions made during the period.

Reconciliation of GAAP and Non-GAAP Income Statement Data
(in millions, except per share amounts):

Three Months Ended June 30, 2019

	As- Reported (GAAP)	Transformation Strategy Costs(1)	As-Adjusted (Non-GAAP)
Operating profit:
U.S. Domestic Package	$1,208	$18	$1,226
International Package	663	2	665
Supply Chain & Freight	272	1	273
Total operating profit	$2,143	$21	$2,164

Income before income taxes	$2,204	$21	$2,225

Income tax expense	$519	$4	$523

Net income	$1,685	$17	$1,702

Diluted earnings per share	$1.94	$0.02	$1.96
(1) Transformation strategy costs included other employee benefits costs of $2 million, and other costs of $19 million

Six Months Ended June 30, 2019

	As- Reported (GAAP)	Transformation Strategy Costs (1)	As-Adjusted (Non-GAAP)
Operating profit:
U.S. Domestic Package	$1,874	$46	$1,920
International Package	1,191	86	1,277
Supply Chain & Freight	472	12	484
Total operating profit	$3,537	$144	$3,681

Income before income taxes	$3,644	$144	$3,788

Income tax expense	$848	$34	$882

Net income	$2,796	$110	$2,906

Diluted earnings per share	$3.22	$0.12	$3.34
(1) Transformation strategy costs included other employee benefits costs of $108 million, and other costs of $36 million

Note: Certain amounts may not compute due to rounding.

Reconciliation of GAAP and Non-GAAP Revenue, Revenue Per Piece, and Adjusted Operating
Profit
(in millions, except per piece amounts):

Three Months Ended June 30
	2019 As- Reported (GAAP)	2018 As- Reported (GAAP)	% Change (GAAP)	Currency Impact	2019 Currency- Neutral (Non-GAAP) (1)	% Change (Non-GAAP)
Average Revenue Per Piece:
International Package:
Domestic	$6.63	$6.61	0.3%	$0.35	$6.98	5.6%
Export	30.06	30.14	(0.3)%	0.50	30.56	1.4%
Total International Package	$17.41	$17.50	(0.5)%	$0.42	$17.83	1.9%

Consolidated	$11.21	$11.26	(0.4)%	$0.06	$11.27	0.1%

Revenue:
U.S. Domestic Package	$11,150	$10,354	7.7%	$—	$11,150	7.7%
International Package	3,505	3,602	(2.7)%	81	3,586	(0.4)%
Supply Chain & Freight	3,393	3,500	(3.1)%	31	3,424	(2.2)%
Total revenue	$18,048	$17,456	3.4%	$112	$18,160	4.0%

(1) Amounts adjusted for period over period foreign currency exchange rate and hedging differences

	2019 As- Adjusted (Non-GAAP) (1)	2018 As-Adjusted (Non-GAAP)(1)	% Change (Non-GAAP)	Currency Impact	2019 As -Adjusted Currency Neutral (Non-GAAP) (2)	% Change (Non-GAAP)
Operating Profit:
U.S. Domestic Package	$1,226	$1,135	8.0%	$—	$1,226	8.0%
International Package	665	654	1.7%	(10)	655	0.2%
Supply Chain & Freight	273	247	10.5%	1	274	10.9%
Total operating profit	$2,164	$2,036	6.3%	$(9)	$2,155	5.8%

(1) Amounts adjusted for Transformation strategy costs
(2) Amounts adjusted for Transformation strategy costs and period over period foreign currency exchange rate and hedging differences

Certain prior year amounts have been classified to confirm to the current year presentation.

Reconciliation of GAAP and Non-GAAP Revenue, Revenue Per Piece, and Adjusted Operating
Profit
(in millions, except per piece amounts):

Six Months Ended June 30
	2019 As- Reported (GAAP)	2018 As- Reported (GAAP)	% Change (GAAP)	Currency Impact	2019 Currency- Neutral (Non-GAAP) (1)	% Change (Non-GAAP)
Average Revenue Per Piece:
International Package:
Domestic	$6.56	$6.66	(1.5)%	$0.41	$6.97	4.7%
Export	29.40	29.50	(0.3)%	0.62	30.02	1.8%
Total International Package	$17.10	$17.24	(0.8)%	$0.50	$17.60	2.1%

Consolidated	$11.15	$11.11	0.4%	$0.07	$11.22	1.0%

Revenue:
U.S. Domestic Package	$21,630	$20,581	5.1%	$—	$21,630	5.1%
International Package	6,964	7,135	(2.4)%	198	7,162	0.4%
Supply Chain & Freight	6,614	6,853	(3.5)%	50	6,664	(2.8)%
Total revenue	$35,208	$34,569	1.8%	$248	$35,456	2.6%

(1) Amounts adjusted for period over period foreign currency exchange rate and hedging differences

	2019 As- Adjusted (Non-GAAP) (1)	2018 As-Adjusted (Non-GAAP)(1)	% Change (Non-GAAP)	Currency Impact	2019 As-Adjusted Currency Neutral (Non-GAAP) (2)	% Change (Non-GAAP)
Operating Profit:
U.S. Domestic Package	$1,920	$1,891	1.5%	$—	$1,920	1.5%
International Package	1,277	1,248	2.3%	(14)	1,263	1.2%
Supply Chain & Freight	484	417	16.1%	2	486	16.5%
Total operating profit	$3,681	$3,556	3.5%	$(12)	$3,669	3.2%

(1) Amounts adjusted for Transformation strategy costs
(2) Amounts adjusted for Transformation strategy costs and period over period foreign currency exchange rate and hedging differences

Certain prior year amounts have been classified to confirm to the current year presentation.

Reconciliation of Non-GAAP Liquidity Measures
(in millions):

Six Months Ended June 30

Net Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash

Preliminary 2019
Cash flows from operating activities	$4,207
Cash flows used in investing activities	(2,847)
Cash flows used in financing activities	(1,534)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	23
Net increase/(decrease) in cash, cash equivalents and restricted cash	$(151)

Reconciliation of Adjusted Capital Expenditures and Free Cash Flow (Non-GAAP measures)

Preliminary 2019

Cash flows from operating activities (GAAP)	$4,207
Capital expenditures	(2,861)
Principal repayments of capital lease obligations	(85)
Adjusted capital expenditures (non-GAAP measure)	$(2,946)
Proceeds from disposals of PP&E	6
Net change in finance receivables	8
Other investing activities	(96)
Adjusted free cash flow (Non-GAAP measure)	$1,179
Discretionary pension contributions	1,005
Adjusted Free cash flow (Non-GAAP measure) excluding discretionary pension contributions	$2,184

Certain prior year amounts have been classified to confirm to the current year presentation.